UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

______________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

ONCORUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

August 4, 2023

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URGENT – YOUR PARTICIPATION IS REQUIRED!

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Re: Your investment in Oncorus, Inc.

Dear Stockholder,

We have been trying to reach you on behalf of Oncorus, Inc. We are acting as proxy solicitor for Oncorus’ Special Meeting of Stockholders, which has been adjourned until August 18th, 2023, to give stockholders additional time to cast their votes.

The Special Meeting has been called to vote on the dissolution and liquidation of Oncorus. You are eligible to vote at the Special Meeting because you held Oncorus common stock as of the record date for the Special Meeting, June 8, 2023. You are eligible to vote even if you do not hold Oncorus common stock today. The company will not be in a position to make cash distributions unless and until the dissolution proposal is approved by stockholders of record. Please refer to the previously distributed proxy materials for disclosures regarding the dissolution proposal, estimated distributions to stockholders following dissolution and assumptions underlying such estimates. The proxy materials are available on the SEC’s website at www.sec.gov.

Please contact us immediately at 1-855-601-2246 between the hours of 9:00am and 10:00pm Eastern time, Monday through Friday and Saturday and Sunday from 10:00am to 6:00pm or please scan the QR Code above and follow the prompts provided to vote your account. You may also email us at ONCR@allianceadvisors.com.

This matter is very important and will only take a moment of your time.

Thank you in advance for your assistance with this matter.

Sincerely,

Gina Balderas

Operations Manager